SCHEDULE A

Executive Officers & Directors of Karpus Management, Inc., d/b/a Karpus Investment Management

Name	Position & Present Principal Occupation	Business Address	Shares Owned

Kathleen Finnerty Crane	Chief Financial Officer	183 Sully’s Trail, Pittsford, New York 14534	150 Shares
Daniel Lee Lippincott	President and Chief Investment Officer	183 Sully’s Trail, Pittsford, New York 14534	0 Shares
Jodi Lee Hedberg	Chief Compliance Officer	183 Sully’s Trail, Pittsford, New York 14534	0 Shares
Thomas Wayne Griffith	Director	17 East Market Street, West Chester, Pennsylvania 19382	900 Shares
Carlos Manuel Yuste	Director	17 East Market Street, West Chester, Pennsylvania 19382	0 Shares

SCHEDULE B

Transactions in the Shares since the amended Schedule 13D filing on January 22, 2025.

Nature of the Transaction	Shares Purchased/(Sold)	Price Per Share($)	Date of Purchase / Sale

KARPUS MANAGEMENT, INC., D/B/A/ KARPUS INVESTMENT MANAGEMENT
(THROUGH THE ACCOUNTS)

Sale of Common Stock	(54,911)	$10.57	1/21/2025
Sale of Common Stock	(400)	$10.55	1/22/2025
Sale of Common Stock	(25,600)	$10.47	1/23/2025
Sale of Common Stock	(24,184)	$10.49	1/24/2025
Sale of Common Stock	(38,490)	$10.57	1/27/2025
Sale of Common Stock	(100,474)	$10.54	1/28/2025
Purchase of Common Stock	100	$10.51	1/29/2025
Sale of Common Stock	(41,548)	$10.56	1/30/2025
Sale of Common Stock	(11,049)	$10.55	1/31/2025
Purchase of Common Stock	17	$10.53	2/3/2025
Sale of Common Stock	(94,805)	$10.67	2/5/2025
Sale of Common Stock	(9,970)	$10.73	2/6/2025
Sale of Common Stock	(63,359)	$10.73	2/7/2025
Sale of Common Stock	(24,928)	$10.78	2/10/2025
Sale of Common Stock	(63,900)	$10.72	2/11/2025
Sale of Common Stock	(28,551)	$10.64	2/13/2025
Sale of Common Stock	(45,818)	$10.64	2/14/2025
Sale of Common Stock	(4,033)	$10.64	2/18/2025
Sale of Common Stock	(47,355)	$10.63	2/19/2025
Sale of Common Stock	(21,439)	$10.64	2/20/2025
Sale of Common Stock	(23,469)	$10.66	2/21/2025
Sale of Common Stock	(11,425)	$10.62	2/24/2025
Sale of Common Stock	(15,464)	$10.62	2/25/2025
Sale of Common Stock	(600)	$10.62	2/26/2025
Purchase of Common Stock	3,500	$10.62	2/27/2025
Sale of Common Stock	(6,567)	$10.75	3/3/2025
Sale of Common Stock	(1,022)	$10.63	3/5/2025
Sale of Common Stock	(6,100)	$10.51	3/7/2025
Sale of Common Stock	(20,237)	$10.58	3/10/2025
Sale of Common Stock	(3,446)	$10.65	3/11/2025
Sale of Common Stock	(2,705)	$10.64	3/12/2025
Sale of Common Stock	(14,125)	$10.52	3/13/2025
Sale of Common Stock	(69,248)	$10.44	3/14/2025